STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made and entered into on December 5, 2003, by and between MARK N. PARDO (the "Seller") and RICHARD MANGIARELLI and RICHARD SCHMIDT (collectively, the "Purchaser").

     WHEREAS, the Seller is a shareholder of SPIDERBOY INTERNATIONAL, INC., a Minnesota corporation (the "Company"); and

     WHEREAS, the Company has 43,627,775 shares of its common stock, no par value per share, issued and outstanding (the "Company Common Stock"); and

     WHEREAS, the Company has no ongoing operations, no assets, and certain minimum liabilities, which shall be reflected in an unaudited financial statement which shall be provided by the Seller at the closing hereunder (the "Closing"); and

     WHEREAS, the Company has approximately 426 holders of record of the Company Common Stock; and

     WHEREAS, at the Closing, the Seller wishes to sell to the Purchaser 21,851,503 shares of the Company Common Stock, which shares constitute approximately 50.09 percent of the issued and outstanding shares of the Company Common Stock pursuant to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereafter set forth, the Purchaser and the Seller hereby agree as follows:

     1.     Purchase  and  Sale  of  Stock.  Subject to the terms and conditions
            ------------------------------
hereof, on the Closing Date (as defined below) the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller 21,851,503 shares of the Company Common Stock in exchange for $250,000 (the "Purchase Price"). The Purchase Price will be payable as follows:

          (a)     The  sum  of  $90,000  will  be  payable  at  the  Closing;

          (b) The sum of $160,000 will be payable pursuant to the terms of that certain promissory note in the form of Exhibit A, a copy of which is
                                                   ---------
attached hereto and incorporated herein by reference for all purposes (the "Note"). The Note will be secured by that certain Stock Pledge Agreement in the form of Exhibit B, a copy of which is attached hereto and incorporated herein by
        ---------
reference for all purposes (the "Stock Pledge Agreement").

     2.     Further Terms of the Sale and Purchase.  It is expressly agreed that
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the Company shall convey to the Seller before the Closing:

          (a) Any and all of its tangible and intangible assets, including, but not limited to, all intellectual rights owned by the Company and its wholly-owned subsidiary, Spiderboy.com, Inc., a Florida corporation (the "Subsidiary"), acquired on or before the Closing. As used herein, the term "intellectual rights" include all trademarks or trademarks applied for by the Company or the Subsidiary, such as but not limited to Spiderboy and Street Confessions;

          (b) Any films and film footage, movies, film releases signed by people or celebrities or any other participant that may have agreed to appear in any film;

          (c) All other assets such as any and all computers and/or film equipment in the possession of the Company or the Subsidiary before the Closing;

          (d) The release of all employee agreements and employee contracts signed on or before the Closing, and which agreements and contracts have been assigned to the Seller; and


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          (e)     Any  rights  to  all  Internet  addresses  or  urls  such  as
spiderboy.com, televisionnetworks.com, orlandoinformation.com, wallstreetinformation, and streetconfessions.tv, including all other Internet addresses registered in the name of the Company or the Subsidiary.

     3.     Reverse  Spilt  of  the  Company Common Stock.  The Purchaser agrees
            ---------------------------------------------
that if a reverse split of the Company Common Stock is ever necessary in the future, the Purchaser agrees not to reverse split the shares of the Company Common Stock more than one time over a period of 36 months and any such reverse split shall not be in excess of ten to one.

     4.     The  Closing.  The Closing hereunder shall be held at the offices of
            ------------
the Seller located at 13348 Highland Chase Place, Fort Myers, Florida 33913 on or before November ___, 2003 or at such other time and place as the Seller and the Purchaser may mutually agree (the "Closing Date").

     5.     Representations and Warranties of the Seller.  The Seller represents
            --------------------------------------------
and warrants to the Purchaser that the following is true and correct to the best of his knowledge as of the date hereof and shall be true and correct to the best of his knowledge as of the Closing:

          (a)     Existence.  The  Company  is  a corporation duly organized and
                  ---------
validly  existing  under  the  laws  of  Minnesota.

          (b)     Authorization;  No  Violation.  The  execution,  delivery  and
                  -----------------------------
performance by the Seller of this Agreement are within the Seller's powers, have been duly authorized by all necessary action, and do not contravene in any material respect any Requirement of Law or Contractual Obligation of the Seller. As used herein, "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, if applicable, and any law, treaty, rule or regulation, or determination of an arbitrator or any court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. As used herein, "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound. As used herein, "Person" shall mean an individual or any corporation, association, partnership, joint venture, estate, trust or other legal entity, including any Governmental Authority. As used herein, "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. The transfer of the shares of the company Common Stock hereunder constitutes a transfer of control of the Company, which has been approved by the shareholders of the Company.

          (c)     Enforceable  Obligations.  This  Agreement  has  been  duly
                  ------------------------
executed and delivered on behalf of the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (d)     Liabilities.  The  Seller  shall pay all of the liabilities of
                  -----------
the Company as described on the Company's latest filings with the Securities and Exchange Commission existing as of the Closing which total $18,066.94 and are set out in Exhibit C, attached hereto and incorporated herein by reference for all purposes. At the Closing, the Seller shall pay the liability owed to Fidelity Transfer in the amount of $1,231.19 and the liability owed to Callahan Johnson and Associates in the amount of $5,075.00 out of the cash payment to be made at the Closing. The remaining liabilities described in Exhibit C shall be paid by the Seller out of the first payment due on the Note. In the event that the Seller fails to pay any such remainder of the liabilities described in Exhibit C, then the Purchaser may at its option, pay any such liabilities and receive a credit upon the next maturing installments of principal due on the Note to the extent of any such payment.

          (e)     No  Litigation.  No  claim,  action,  suit,  investigation  or
                  --------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Seller, threatened by or against the Seller with respect to the Company, this Agreement or any of the transactions contemplated hereby.
To the best of the Seller's knowledge, no judgment, order, writ, injunction, decree or award issued by any Governmental Authority


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is  applicable  to  the  Seller,  which affects any of the shares of the Company
Common Stock, the Company, this Agreement or any of the transactions contemplated hereby.

          (f)     Ownership  of  the  shares  of  the Company Common Stock.  The
                  --------------------------------------------------------
Seller owns of record and beneficially 21,851,503 shares of the Company Common Stock, which shares constitute approximately 50.09 percent of the issued and outstanding shares of the Company Common Stock, all of which are free and clear of any liens, claims and encumbrances (collectively, the "Encumbrances"). The Seller has the right to transfer title to the shares of the Company Common Stock to the Purchaser as contemplated hereunder. There are no commitments, agreements or rights relating to the purchase, sale or other disposition of the shares of the Company Common Stock to be sold by the Seller hereunder or any interest therein (including, without limitation, any subscription agreement, preemptive right or right of first refusal). None of the shares of the Company Common Stock to be sold by the Seller hereunder are subject to any voting trust, voting agreement, or other similar agreement or understanding with respect to the voting or control thereof, nor is any proxy in existence with respect to any of the shares. Upon the sale of the shares of the Company Common Stock to the Purchaser pursuant to this Agreement, the Purchaser will own the shares free and clear of all Encumbrances, except for the Purchaser's obligations under the Stock Pledge Agreement, and those restrictions imposed by Rule 144 promulgated under the Securities Act of1933, as amended (the "Securities Act").

          (g)     Disclosure.  No  representation  made  by  the  Seller in this
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Agreement  and  in  any  attachment hereto, to the best knowledge of the Seller, contains any untrue statement of material fact or omits any material fact in order to make the statements made and information contained therein as of the date hereof not misleading.

          (h)     Organization,  Standing and Qualification of the Company.  The
                  --------------------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of Minnesota and has all necessary corporate power and authority to engage in the business in which it is presently engaged. The Company has not qualified to do business as a foreign corporation in any state other than Minnesota. The Seller shall deliver to the Purchaser true, correct and complete copies of the certificate of incorporation and bylaws of the Company, and all amendments thereto.

          (i)     Capital  Structure  of  the  Company.  The  authorized capital
                  ------------------------------------
stock of the Company consists of 50,000,000 shares of common stock of which 43,627,775 shares are issued and outstanding and 5,000,000 shares of preferred stock of which none is issued or outstanding. No other class or series of capital stock of the Company is or has been authorized, nor has the Company authorized or issued, nor does it have outstanding, any other securities (including, without limitation, options, warrants, conversion privileges or other rights, contingent or otherwise, to purchase any capital stock or other securities of the Company). All of the shares of the Company Common Stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable Requirements of Law (including securities laws) and in compliance with the certificate of incorporation and bylaws of the Company. There are no outstanding subscriptions for any securities to be issued by the Company

          (j)     Subsidiary.  The  Company  has  one subsidiary, Spiderboy.com,
                  ----------
Inc.,  a  Florida  corporation.

          (k)     No  Violation  of  Statute or Breach of Contract.  To the best
                  ------------------------------------------------
knowledge of the Seller, the Company is not in default under, or in violation of
(i) any material applicable Requirement of Law, or (ii) any material Contractual Obligation. The Company has not received notice that any Person claims that the Company has committed such a default or violation.

          (l)     Effect  of this Agreement.  The execution and delivery of this
                  -------------------------
Agreement by the Seller, performance of the obligations of the Seller hereunder and consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any Requirement of Law applicable to the Company; (ii) result in the breach of, or be in conflict with, any term, covenant, condition or provision of, any Contractual Obligation of the Company; or (iii) result in the creation or imposition of any Encumbrance upon any assets of the Company.


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          (m)     Financial  Statements.  The  audited  balance sheet and income
                  ---------------------
statement of the Company as of July 31, 2003 (the "Financial Statements") is complete and accurate and fairly presents the assets and liabilities of the Company as of the dates and for the periods therein specified.

          (n)     Assets and Business.  The Company, at the Closing will have no
                  -------------------
assets  or  business.

          (o)     Tax  Returns  and  Payments.  All income tax returns, federal,
                  ---------------------------
state, local, foreign and other, including, without limitation, all federal income tax returns and reports for each fiscal year of the Company through the fiscal year ended December 31, 2002 required to be filed by and/or on behalf of the Company in respect of any income taxes (including, without limitation, all foreign, federal, state, county and local income taxes) have been filed, and the Company has paid all income taxes shown thereon as owing except where the failure to file or to pay income taxes would not have a material adverse affect on the financial condition of the Company. There are no deficiency assessments against the Company with respect to any foreign, federal, state, local or other taxes. There are no outstanding agreements or waivers extending the period of limitation applicable for assessment or collection for any federal, state, local or foreign tax, or for the filing of any tax return, in respect of the Company for any period. Neither the federal tax returns nor any state, county, local or foreign tax returns of the Company have in the past been audited by the Internal Revenue Service or any other taxing authority. The Seller has heretofore made available to the Purchaser copies of all federal, state, local and foreign tax returns or reports of the Company filed prior to the Closing. To the Seller's best knowledge, all tax returns filed by or on behalf of the Company are materially true, correct and complete. To the best knowledge of the Seller, all taxes that the Company is or was required to withhold or collect (including, without limitation, payroll taxes) have been duly withheld or collected and paid to the proper Governmental Authority.

          (p)     Contracts.  There  are  no written agreements and contracts to
                  ---------
which  the  Company  is  a  party  or  by  which  it  is  bound.

          (q)     Litigation.  No  claim,  action,  suit,  or  other  proceeding
                  ----------
against the Company is pending or, to the knowledge of the Seller, is threatened before or by any court, administrative or regulatory body, or other Governmental Authority. The Seller knows of no investigation of the Company by any administrative agency of any federal, state or local government. No judgment, order, writ, injunction, decree or award issued by any Governmental Authority is applicable to the Company.

          (r)     Accounts,  Powers of Attorney.  There are no persons holding a
                  -----------------------------
power of attorney on behalf of the Company or otherwise holding the right to act as an agent on behalf of the Company.

          (s)     Insurance.  There  are  no insurance policies maintained by or
                  ---------
on  behalf  of  the  Company.

          (t)     Minute Books.  All stock books, stock ledgers and minute books
                  ------------
of the Company shall be provided to Purchaser at the Closing.

     6.     Representations  of  the Purchaser.  The Purchaser hereby represents
            ----------------------------------
and  warrants  to  the  Seller  as  follows:

          (a)     Authorization;  No  Violation.  The  execution,  delivery  and
                  -----------------------------
performance by the Purchaser of this Agreement are within the Purchaser's powers and have been duly authorized by all necessary action, and do not contravene in any material respect any Requirement of Law or Contractual Obligation of the Purchaser.

          (b)     Government  Authorization.  No  authorization  or  approval or
                  -------------------------
other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Purchaser for the due execution, delivery and performance by the Purchaser of this Agreement.

          (c)     Enforceable  Obligations.  This  Agreement  has  been  duly
                  ------------------------
executed and delivered on behalf of the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (d)     No Litigation.  No claim, action, suit, investigation or other
                  -------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser with respect to this Agreement or any of the transactions contemplated hereby.

          (e)     Investment  Intent.  The  Purchaser acknowledges that there is
                  ------------------
no existing public market for the shares of the Company Common Stock to be purchased hereunder and that no registration statement relating to the shares of the Company Common Stock to be purchased hereunder has been filed under the Securities Act or any applicable state securities laws, and that the shares of the Company Common Stock must be held by him for an indefinite period of time unless the shares of the Company Common Stock are subsequently registered under the Securities Act and state securities laws or unless an exemption from any such applicable registration requirement is available, and the Purchaser acknowledges that there is no assurance or obligation as to any such registration or exemption.

          (f)     Acquisition.  Within  90  days  following  the  Closing,  the
                  -----------
Purchaser shall cause the Company to acquire a 51 percent interest in BigVault, Inc., a Delaware corporation ("BigVault"). The Purchaser shall cause the interest in BigVault to be contributed to the Company as a contribution to the capital of the Company at no charge to the Company.

     7.     Conditions  to  the  Purchaser's Obligations.  The obligation of the
            --------------------------------------------
Purchaser to purchase the shares of the Company Common Stock at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

          (a)     Representations  Correct;  Performance  of  Obligations.  The
                  -------------------------------------------------------
representations made by the Seller herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of the Closing Date. The Seller shall have performed in all material respects all obligations and conditions herein required to be performed or observed by him on or prior to the Closing.

          (b)     Dividends.  The  Company  shall  not have declared or paid any
                  ---------
dividend or otherwise changed its capitalization between the date hereof and the Closing.

          (c)     Audited  Financial  Statements.  The  Purchaser  shall  have
                  ------------------------------
received  and  approved  the  Financial  Statements.

          (d)     Election  of  Officers and Directors.  Before the Closing, the
                  ------------------------------------
Seller shall have caused the election of Richard Mangiarelli, as president, and Richard Schmidt, as chief financial officer, of the Company, and Richard Mangiarelli, Richard Schmidt, Paul Ferandell, and John Jordan as directors of the Company.

          (e)     Payments  at the Closing. At the Closing, the Seller shall pay
                  --------------------------------------------------------------
the  liability  owed  to Fidelity Transfer  in  the  amount of $1,231.19 and the
------------------------                                                 -------
liability owed to Callahan Johnson and Associates in the amount of $5,075.00 out
--------------------------------------------------------------------------------
of  the  cash  payment  to  be  made  at  the  Closing.
-------------------------------------------------------

     8.     Conditions to Obligations of the Seller.  The Seller's obligation to
            ---------------------------------------
sell the shares of the Company Common Stock at the Closing is subject to the fulfillment that on or prior to the Closing all of the representations of the Purchaser herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of the Closing Date, and the Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed by him on or prior to the Closing.

     9.     Indemnification by the Seller.
            -----------------------------

          (a) Subject to the provisions of this Paragraph 9, the Seller shall indemnify and hold harmless the Company, the Purchaser and their affiliates and the officers, partners, directors, employees, agents, owners, successors and assigns thereof from any loss, damage, liability or expense, including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses incurred in connection with any action, suit or proceeding against any thereof ("Adverse Consequence") incurred or suffered by such party and arising out of or resulting from any claim resulting from personally signed agreements by the Seller excluding filings and also agreements to creditors authorized in writing by the Seller during his term as officer of the Company and the Seller does not warrant against any claim not mentioned in this Paragraph 9(a). The Seller also agrees to provide to the Purchaser at the Closing the previous indemnification letter from the previous president and chief executive officer of the Company.

          (b) Anything to the contrary contained herein notwithstanding, in the event of liability of the Seller to the Purchaser under this Paragraph 9, the Seller may discharge such liability by transferring to the Purchaser shares of the Company Common Stock which shall be deemed to have a value per share equal to the average public trading price of the Purchaser's shares of the Company Common Stock during the 20 trading days prior to such transfer, but not less than $1.00 per share.

     10.     Indemnification  by  the  Purchaser.  The Purchaser shall indemnify
             -----------------------------------
and hold the Seller and existing officers and directors harmless from any loss, damage, liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any action, suit or proceeding brought against the Seller, incurred or suffered by the Seller and arising out of or resulting from (a) any breach of any representation, warranty, or covenant made by the Purchaser hereunder, or (b) any lawsuit or other proceeding or claim brought by a third party after the Closing against the Seller and other officers and directors in office before the Closing Date with respect to any acts or omissions of the Purchaser or the Company after the Closing.

     11.     Duration of Indemnification.  The indemnification obligations under
             ---------------------------
this Agreement shall continue for the periods specified below and shall terminate with the expiration of such respective periods:

          (a) As to representations and warranties set forth in Paragraph 5(f), and Paragraphs 9 and 10, such representations and warranties shall survive the Closing indefinitely;

          (b) Any claim or demand against the Seller or the Purchaser of which notice has been given pursuant to this Agreement at or prior to the expiration of the related period shall continue to be subject to indemnification hereunder notwithstanding the expiration of such period.

     12.     Notice  Claim.  The  Purchaser, on the one hand, and the Seller, on
             -------------
the other hand, shall promptly notify the other of any claim, suit or demand of which the notifying party has actual knowledge which entitles it to indemnification hereunder, provided, however, that the delay or failure of any party required to provide such notification shall not affect the liability of the indemnifying party hereunder except to the extent the indemnifying party is harmed by such delay or failure.

     13.     Defense.  If the liability or claim for which indemnification under
             -------
this Agreement is sought is asserted by a third party, the indemnifying party shall have, at its election, the right to defend any such matter at its sole cost and expense through counsel chosen by it and reasonably acceptable to the indemnified party (provided that the indemnifying party shall have no such right if it is contesting its liability hereunder). If the indemnifying party so undertakes to defend, the indemnifying party shall promptly notify the indemnified party hereto of its intention to do so. The indemnifying party shall not, without the indemnified party's written consent, settle or compromise any claim or consent to an entry of judgment which does not include as an unconditional term thereof a release of the indemnified party.

     14.     Deliveries of the  Seller  at  the  Closing.  At  the  Closing,  in
             -------------------------------------------
addition to any other documents or agreements required under this Agreement, the Seller shall deliver or cause to be delivered to the Purchaser the following:

          (a) A stock certificate representing 21,851,503 shares of the Company Common Stock duly endorsed in the name of the Purchaser. Notwithstanding anything herein contained to contrary, such stock certificate shall be subject to the Stock Pledge Agreement.

          (b) All records, documents and files of the Company including, without limitation, all minute books, stock records and internal accounting records.

          (c) Letters of resignations of Mark Norman Pardo, John Bolen, Jim Cullen, Kimberly F. Oliver, and Michael S. Edwards as the officers and directors of the Company.

          (d) The indemnification letter from the previous president and chief executive officer of the Company as described in Paragraph 9 hereof.

          (e) Such other documents, assignments, instruments of conveyance and certificates as reasonably may be required by the Purchaser to consummate this Agreement and the transactions contemplated hereby.

     15.     Deliveries  of  the  Purchaser  at the Closing.  At the Closing, in
             ----------------------------------------------
addition to any other documents or agreements required under this Agreement, the Purchaser shall deliver or cause to be delivered to the Seller the following:

          (a) A bank wire transfer in the amount of $90,000 to an account to be designated by the Seller before the Closing.

          (b)     The  Note.

          (c)     The  Stock  Pledge  Agreement.

          (d) Such other documents, assignments, instruments of conveyance and certificates as reasonably may be required by the Seller to consummate this Agreement and the transactions contemplated hereby.

     16.     Cooperation  and  Conflicts.  Each  party  agrees  in  all cases to
             ---------------------------
cooperate with the indemnifying party and its counsel in the defense of any such liabilities or claims. The indemnifying party and the indemnified party or parties may be represented by the same counsel unless such representation would be inappropriate due to conflicts of interest between them. In addition, the indemnified party or parties shall at all times be entitled to monitor and participate in such defense through the appointment of counsel of its or their own choosing, at its or their own cost and expense.

     17.     Waiver.  Any  extension  or waiver with respect to any agreement or
             ------
condition contained herein or the breach thereof shall be valid only if set forth in a separate instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

     18.     Further  Assurances.  The  Seller  agrees  without  further
             -------------------
consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as the Purchaser may reasonably request in order to put the Purchaser in possession of, and to vest in the Purchaser, good and valid title to the shares of the Company Common Stock free and clear of any Encumbrances in accordance with this Agreement and to otherwise consummate the transactions contemplated by this Agreement.

     19.     Entire  Agreement;  Amendment.  This  Agreement  and  the  other
             -----------------------------
documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties hereto with regard to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, oral or written, among the parties hereto with respect to such subject matter. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the parties hereto.

     20.     Severability.  If  any term or other provision of this Agreement is
             ------------
invalid, illegal or incapable of being enforced by any law, rule or regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an


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acceptable  manner  in  order  that  the  transactions  contemplated  hereby are consummated as originally contemplated to the greatest extent possible.

     21.     Notices.  All  notices  and  other  communications  required  or
             -------
permitted hereunder shall be in writing and shall be delivered personally, mailed by first-class mail, postage prepaid, or sent by reputable overnight courier service addressed (a) if to the Purchaser, at 2820 La Mirada Drive, Suite H, Vista, California 92083, or at such other address as the Purchaser shall have furnished to the Seller by 10 days' notice in writing, with a copy to
(b) if to the Seller, at 13348 Highland Chase Place, Fort Myers Florida 33913, or such other address as the Seller shall have furnished to the Purchaser by 10 days' notice in writing.

     22.     Expenses.  All  costs  and expenses, including, without limitation,
             --------
fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; however, the Purchaser shall pay for the audit of the Company.

     23.     Governing  Law;  Jurisdiction.  This Agreement shall be governed in
             -----------------------------
all respects by the laws of the State of Minnesota without application of principles of conflicts of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in any state or federal court located in the State of Minnesota, and each of the parties consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     24.     Benefit of Agreement; Assignment.  This Agreement will apply to, be
             --------------------------------
binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. This Agreement may not be assigned by operation of law or otherwise by the Purchaser without the express written consent of the Seller (which consent may be granted or withheld in the sole discretion of the Seller). Notwithstanding the foregoing, this Agreement and the rights hereunder may be (a) assigned as collateral security to any lender of funds to the Company, and (b) assigned by the Purchaser after the Closing to the beneficial owners of the Purchaser or to any subsequent purchaser or other holder of all or a portion of the shares of the Company Common Stock, provided that in no event shall the Purchaser be relieved from his obligations hereunder in connection with any such assignment.

     25.     WAIVER  OF  JURY  TRIAL.  EACH  OF THE PARTIES HERETO HEREBY WAIVES
             -----------------------
TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

     26.     Titles  and  Subtitles.  The  titles  of  the  paragraphs  of  this
             ----------------------
Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     27.     Counterparts.  This  Agreement  may  be  executed  in any number of
             ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     28.     Representation  Disclaimer.  The Seller shall not be deemed to have
             --------------------------
made to the Purchaser any representation or warranty other than as expressly made by the Seller herein. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Seller herein, the Seller makes no representation or warranty to Purchaser with respect to:

          (a) Any projections, estimates or budgets heretofore delivered to or made available to the Purchaser of future revenues, expenses or expenditures or future results of operations; or

          (b) Except as expressly covered by a representation and warranty contained herein, any other information or documents (financial or otherwise) made available to the Purchaser or his counsel, accountants or advisers with respect to the Company.

     29.     Purchaser's  Due Diligence Investigation.  The Purchaser shall have
             ----------------------------------------
until the Closing Date (such period, the "Purchaser's Due Diligence Period") in which to conduct his confirmatory due diligence. During the

Purchaser's Due Diligence Period, the Purchaser and his accountants, consultants, and advisers shall be permitted to review the premises, facilities, books and records and contracts of the Company, and to conduct interviews with the Company's senior management regarding the business, operations, financial condition and results of operations of the Company, for the purpose of confirming the accuracy of the representations and warranties of the Seller contained herein. The Purchaser has the right, at any time during the Purchaser's Due Diligence Period, at the Purchaser's sole discretion and without any liability or obligation, to terminate all negotiations with the Seller.

     30.     The  Seller's  Due  Diligence Investigation.  The Seller shall have
             -------------------------------------------
until the Closing Date (such period, the "Sellers' Due Diligence Period") in which to conduct his confirmatory due diligence. During the Seller's Due
Diligence Period, the Seller and his accountants, consultants, and advisers shall be permitted to review the premises, facilities, books and records and contracts of BigVault, and to conduct interviews with BigVault's senior management regarding the business, operations, financial condition and results of operations of BigVault, for the purpose of confirming the accuracy of the representations and warranties of the Purchaser contained herein.

     31.     Press  Releases and Public Announcements.  No party shall issue any
             ----------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Purchaser and the Seller; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

     32.     Entire Agreement.  This instrument contains the entire Agreement of
             ----------------
the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. Specifically, this Agreement supercedes that certain agreement dated October 15, 2003 with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the heading hereof.



                                            ________________________________
                                            MARK N. PARDO


                                            ________________________________
                                            RICHARD MANGIARELLI


                                            ________________________________
                                            RICHARD SCHMIDT


Attachments:
-----------
Exhibit A - The Note
Exhibit B - The Stock Pledge Agreement
Exhibit C - Liabilities of the Company


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